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                                                                    Exhibit (15)



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549

        RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202;
                33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151;
                333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041;
                33-65364; 33-59431; 333-18617; 333-79449; 333-21167; 333-35519;
                333-40239; 333-95037; 333-50969; and 333-62183) and Registration
                Statements on Form S-3 (Registration Nos. 333-14771 and 333-35378).

Commissioners:

We are aware that our report, dated July 26, 2000, on our reviews of the consolidated interim financial information of Ecolab Inc. for the periods ended June 30, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000, is incorporated by reference in Ecolab Inc.'s Registration Statements listed above.

Yours very truly,



/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Saint Paul, Minnesota
August 8, 2000